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                                                                       EXHIBIT 5






                                                                   July 29, 1997





Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                 Re:   JLM Industries, Inc.
                       Non-Employee Directors' Stock Option
                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented JLM Industries, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 25,000 shares of the Company's Common Stock under to the Company's Non-Employee Directors' Stock Option Plan (the "Plan"). This opinion is being provided as
Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Certificate of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Delaware and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.
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SECURITIES AND EXCHANGE COMMISSION                                 JULY 29, 1997
                                                                          PAGE 2
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         We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a duly organized and existing corporation in good standing under the laws of the State of Delaware.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3.      When the following events shall have occurred:

                 a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                 b. the shares of Common Stock shall have been offered and sold as contemplated in the Plan;

                 c. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

                 d. the consideration specified in the Plan shall have been received; and

                 e. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                        Sincerely,

                                        TRENAM, KEMKER, SCHARF, BARKIN, FRYE,
                                        O'NEILL & MULLIS
                                        Professional Association



                                        By: /s/ J. Cary Ross, Jr.
                                           -----------------------------------
                                        J. Cary Ross, Jr.